SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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ACTUATE CORPORATION

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ACTUATE CORPORATION

701 Gateway Boulevard

South San Francisco, California 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held May 26, 2004

To our Stockholders:

The Annual Meeting of Stockholders of Actuate Corporation will be held at Actuate’s corporate headquarters, located at 701 Gateway Boulevard, South San Francisco, California, on Wednesday, May 26, 2004, at 9:00 a.m. for the following purposes:

1.    To elect six directors of the Board of Directors to serve until the next Annual Meeting or until their successors have been duly elected and qualified;

2.    To ratify the appointment of Ernst & Young LLP as Actuate’s independent public auditors for the fiscal year ending December 31, 2004; and

3.    To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the attached Proxy Statement.

Only stockholders of record at the close of business on April 5, 2004 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at Actuate’s headquarters located at 701 Gateway Boulevard, South San Francisco, California, during ordinary business hours for the ten-day period prior to the Annual Meeting.

By Order Of The Board Of Directors,

Nicolas C. Nierenberg Chairman of the Board and Chief Architect

South San Francisco, California

April 16, 2004

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

ACTUATE CORPORATION

701 Gateway Boulevard

South San Francisco, California 94080

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To be held May 26, 2004

These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Actuate Corporation, a Delaware corporation (“Actuate”), for the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at Actuate’s corporate headquarters located at 701 Gateway Boulevard, South San Francisco, California, on Wednesday, May 26, 2004, at 9:00 a.m., and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about April 16, 2004.

PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Actuate’s Common Stock is the only type of security entitled to vote at the Annual Meeting. On April 5, 2004, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 61,510,396 shares of Common Stock outstanding. Each stockholder of record on April 5, 2004 is entitled to one vote for each share of Common Stock held by such stockholder on April 5, 2004. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Quorum Required

A majority of Actuate’s issued and outstanding Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

Proposal 1.    Directors are elected by a plurality of the affirmative votes of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. The six nominees for director receiving the highest number of affirmative votes will be elected. Withheld votes and broker non-votes will have no effect in the outcome of the election of directors.

Proposal 2.    Ratification of the appointment of Ernst & Young LLP as Actuate’s independent public auditors for the fiscal year ending December 31, 2004 requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote on Proposal 2. An abstention on Proposal 2 has the effect of a vote against the proposal because it requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting. Broker non-votes will have no effect on the outcome of Proposal 2 because shares represented by such broker non-votes are not considered present and entitled to vote with respect to the matter.

Proxies

Whether or not you are able to attend the Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by Actuate’s Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the Nominees of the Board of Directors (as set forth in Proposal 1), FOR Proposal 2, and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of Actuate Corporation at Actuate’s principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

Solicitation of Proxies

Actuate will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, Actuate may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees, or at Actuate’s request, The Altman Group (“AG”), a professional proxy solicitation firm. No additional compensation will be paid to directors, officers or employees for such services, but AG will be paid its customary fee, estimated to be about $1,600, if it renders solicitation services.

PROPOSAL 1

ELECTION OF DIRECTORS

The directors who are being nominated for re-election to the Board of Directors (the “Nominees”), their ages as of April 1, 2004, their positions and offices held with Actuate and certain biographical information are set forth below. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any Nominee who is unable or will decline to serve as a director. The six nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of Actuate to serve until the next Annual Meeting or until their successors have been duly elected and qualified.

Nominees	Positions and Offices Held with Actuate
Nicolas C. Nierenberg	Chairman of the Board and Chief Architect
Peter I. Cittadini	Director, President and Chief Executive Officer
George B. Beitzel	Director
Kenneth E. Marshall	Director
Arthur C. Patterson	Director
Steven D. Whiteman	Director

Nicolas C. Nierenberg, 47, has been Chairman of the Board of Directors since he co-founded Actuate in November 1993 and became our Chief Architect in August 2000. Mr. Nierenberg was also Chief Executive Officer of Actuate from November 1993 until August 2000 and President from November 1993 until October 1998. Prior to founding Actuate, from April 1993 to November 1993, Mr. Nierenberg worked as a consultant for Accel Partners, a venture capital firm, evaluating investment opportunities in the enterprise software market. Prior to that, Mr. Nierenberg co-founded Unify Corporation, which develops and markets relational database development tools. Mr. Nierenberg held a number of positions at Unify including, Chairman of the Board of Directors, Chief Executive Officer, President, Vice President, Engineering and Chief Technical Officer. Mr. Nierenberg is currently a director for AwarePoint and Databeacon Inc, privately held software companies, and is a member of the board of trustees for The Burnham Institute, a non-profit organization.

Peter I. Cittadini, 48, has been a director of Actuate since February 1999. Mr. Cittadini has been Chief Executive Officer of Actuate since August 2000 and has been the President of Actuate since October 1998. Mr. Cittadini was also Actuate’s Chief Operating Officer from October 1998 until August 2000 and served as Actuate’s Executive Vice President from January 1995 to October 1998. From 1992 to January 1995, Mr. Cittadini held a number of positions at Interleaf, Inc., an enterprise software publishing company, including Senior Vice President of Worldwide Operations where he was responsible for worldwide sales, marketing, customer support and services. From 1985 to 1991, Mr. Cittadini held a number of positions at Oracle Corporation, including Vice President, Northeast Division. Mr. Cittadini currently serves as a director of Syncata, a privately held software consulting firm.

George B. Beitzel, 75, has been a director of Actuate since February 2000. From 1955 until his retirement in 1987, Mr. Beitzel held numerous positions at IBM, including serving as a member of the IBM Board of Directors and Corporate Office. During his career Mr. Beitzel has served as a director of a number of companies including Datalogix, FlightSafety, Phillips Petroleum, Roadway Express, Rohm & Haas and Square D. Mr. Beitzel currently serves as director of Bitstream, Inc., Computer Task Group, Inc., and Gevity HR, Inc. Mr. Beitzel also currently serves as a director of Deutsche Bank Trust Company Americas, a wholly owned subsidiary of Deutsche Bank AG.

Kenneth E. Marshall, 51, has been a director of Actuate since January 2001. Mr. Marshall is Chairman of the Board of Directors and CEO of Extraprise, Inc., an international provider of integrated customer relationship management solutions, which he founded in April 1997. From November 1995 to November 1996, Mr. Marshall served as President and COO of Giga Information Group, an information technology advisory company. From

January 1990 to June 1995, Mr. Marshall served as President and CEO of Object Design, Inc., an object-oriented database company. From March 1985 to December 1989, Mr. Marshall worked for Oracle Corporation, where he served as an Oracle group Vice President and was the founder of Oracle’s consulting services business. Mr. Marshall currently serves as a director of privately held companies Current Analysis and Grassy Brook.

Arthur C. Patterson, 60, has been a director of Actuate since November 1993 and was appointed lead outside director in May 2003. Mr. Patterson is a general partner of Accel Partners, a venture capital firm, which he founded in 1983. Mr. Patterson currently serves as a director of iPass Inc., and several privately held enterprise software and communications companies.

Steven D. Whiteman, 53, has been a director of Actuate since April 1998. Since May 2001, Mr. Whiteman has been President and Chief Executive Officer and a director of Intesource, Inc., a privately held procurement solutions company. From June 2000 to May 2002, Mr. Whiteman worked as an independent consultant. From June 1997 to June 2000, Mr. Whiteman held a number of positions, including Chairman of the Board, Chief Executive Officer and President at Viasoft, Inc., a software application and services company. Mr. Whiteman currently serves as a director of Unify Corporation and privately held companies Intesource and Netpro Computing.

Board of Directors Meetings and Committees

During the fiscal year ended December 31, 2003, the Board of Directors held seven meetings. During the fiscal year ended December 31, 2003, with the exception of Messrs. Marshall and Patterson, all of the directors attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served.

The Board of Directors currently has three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance/Nominating Committee.

Audit Committee—The principal functions of the Audit Committee are to monitor the integrity of Actuate’s financial statements; oversee the accounting and financial reporting process and the systems of internal accounting and financial controls; review the qualifications (including independence) and performance of the independent auditors; and oversee compliance with Actuate’s ethics policies and applicable legal and regulatory requirements. The Audit Committee met eleven times during 2003. The Audit Committee acts pursuant to a written charter adopted by the Board that is attached to this Proxy Statement as Attachment A and can viewed on our website at www.actuate.com. Messrs. Beitzel, Marshall, Patterson and Whiteman serve on the Audit Committee and the Board has determined that each of them is an independent director under the applicable listing standards of Nasdaq. The Board has determined that Mr. Whiteman is an audit committee financial expert as defined in SEC rules.

Compensation Committee—The Compensation Committee reviews and sets the compensation for Actuate’s Chief Executive Officer and certain of its other executive officers, evaluates the performance of the Chief Executive Officer, and oversees the administration of Actuate’s equity compensation plans. The Compensation Committee met three times during 2003. The Compensation Committee acts pursuant to a written charter adopted by the Board that can be viewed on our website at www.actuate.com. Messrs. Beitzel and Whiteman serve on the Compensation Committee and the Board has determined that each of them is an independent director under the applicable listing standards of Nasdaq.

Corporate Governance/Nominating Committee—The Corporate Governance/Nominating Committee is responsible for overseeing Actuate’s corporate governance policies and processes and evaluating and recommending qualified candidates to election to the Board of Directors. The Corporate Governance Committee met two times during 2003. The Corporate Governance/Nominating Committee acts pursuant to a written charter adopted by the Board that can be viewed on our website at www.actuate.com. Messrs. Beitzel, Patterson and Whiteman serve on the Corporate Governance/Nominating Committee and the Board has determined that each of them is an independent director under the applicable listing standards of Nasdaq.

The Corporate Governance/Nominating Committee does not have a formal policy with regards to the consideration of any director candidates recommended by stockholders, the minimum qualification of director candidates or the process for identifying and evaluating director nominees. To date, Actuate has not received director candidates recommended by its stockholders and consequently the Board of Directors has believed that it could appropriately address any such recommendations received without a formal policy. The Corporate Governance/Nominating Committee will give consideration during 2004 of adopting such a policy.

Actuate does not have a formal policy with regards to stockholder communications with the Board. The Corporate Governance/Nominating Committee will give consideration during 2004 of adopting such a policy.

The Board has determined that, except as noted below, all members of the Board are “independent directors” within the meaning of Nasdaq Rule 4200. Messrs. Cittadini and Nierenberg are not considered independent because they are executive officers of Actuate.

Although Actuate does not have a formal policy regarding attendance by members of the Board of Directors at annual meetings of stockholders, directors are encouraged to attend annual meetings. One director attended the 2003 annual meeting of stockholders. The Corporate Governance/Nominating Committee will give consideration during 2004 of adopting a policy on director attendance at annual meetings of stockholders.

Compensation of Directors

Effective October 21, 2003, each Non-Employee Director receives a fee of $1,000 for each Board meeting or Board Committee meeting attended. Effective January 1, 2004, each Non-Employee Director will also receive (i) an annual retainer of $15,000, (ii) a fee of $5,000 per annum for the Chairperson of the Audit Committee and (iii) a fee of $2,500 per annum for the Chairperson of the Compensation Committee and the Chairperson of the Corporate Governance/Nominating Committee. The retainer and meeting fees paid by Actuate to Messrs. Beitzel, Marshall, Patterson and Whiteman in 2003 were $5,000, $3,000, $3,000 and $5,000, respectively. Directors are reimbursed for certain expenses in connection with attendance at a board or committee meeting.

In connection with re-election to the Board in May 2003, Messrs. Beitzel, Marshall, Patterson and Whiteman were each granted an option to purchase 10,000 shares of Actuate’s Common Stock under the 1998 Non-Employee Directors Option Plan at an exercise price of $1.92 per share subject to a one year vesting schedule.

Non-employee Board members are eligible for option grants pursuant to the provisions of the 1998 Non-Employee Directors Option Plan. Each individual who first joins the Board as a non-employee director, whether through election or appointment will receive at that time, an automatic option grant for 80,000 shares of Common Stock. With respect to the initial automatic option grant, the option will become exercisable as to 25% of the shares after one year of Board service and the balance of the shares in a series of 36 equal monthly installments over the remaining period of optionee’s Board service. In addition, at each annual stockholders meeting, each non-employee director will automatically be granted at that meeting, whether or not he or she is standing for re-election at that particular meeting, a stock option to purchase 10,000 shares of Common Stock, which will become fully exercisable on the first anniversary of such meeting. Each option will have an exercise price equal to the fair market value of the Common Stock on the automatic grant date and a maximum term of ten years, subject to earlier termination following the optionee’s cessation of Board service. However, vesting will automatically accelerate in full upon (i) an acquisition of Actuate by merger, consolidation or asset sale, (ii) a tender offer for more than 50% of the outstanding voting stock or proxy contest for Board membership or (iii) the death or disability of the optionee while serving as a Board member.

All directors are eligible to receive options under Actuate’s 1998 Equity Incentive Plan and directors who are also employees of Actuate are also eligible to participate in Actuate’s 1998 Employee Stock Purchase Plan.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED HEREIN.

PROPOSAL 2

RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee has selected Ernst & Young LLP, Independent Auditors (“Ernst & Young”) as Actuate’s independent public auditors for 2004. Ernst & Young has served as Actuate’s independent public auditors since 1996. Representatives from Ernst & Young are not expected to be at the Annual Meeting, however, should they desire to attend, they will have the opportunity to make a statement and will be available to respond to appropriate stockholder questions.

The affirmative vote of the holders of a majority of shares present or represented by proxy and entitled to vote on this proposal will be required to ratify the appointment of Ernst & Young. In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in Actuate’s and its stockholders’ best interests.

Fees Paid to Ernst & Young LLP

Audit Fees—Audit fees include fees paid by Actuate to Ernst & Young in connection with the annual audit of Actuate’s consolidated financial statements and the review of Actuate’s interim financial statements. Audit fees also include fees for advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and statutory audits required by non-United States jurisdictions. The aggregate fees billed to Actuate by Ernst & Young for audit services rendered to Actuate totaled approximately $873,990 and $333,558 for fiscal years 2003 and 2002, respectively.

Audit Related Fees—Audit related fees primarily consist of accounting consultations. The aggregate fees billed to Actuate by Ernst & Young for audit related services rendered to Actuate totaled approximately $4,848 and $16,442 for 2003 and 2002, respectively.

Tax Fees—Tax fees include fees paid by Actuate to Ernst & Young for corporate tax compliance and tax advisory services. The aggregate fees billed to Actuate by Ernst & Young for tax related services rendered to Actuate totaled approximately $39,108 and $65,000 for 2003 and 2002, respectively.

All Other Fees—All other fees include fees paid by Actuate to Ernst & Young for all other services rendered by Ernst & Young to Actuate. There were no fees billed to Actuate by Ernst & Young in 2003 for other services. The aggregate fees billed to Actuate by Ernst & Young for all other services rendered to Actuate in 2002 totaled approximately $15,000.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. All fees paid to the independent auditors for Audit, Audit Related and Tax fees were approved by the Audit Committee in 2003.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 29, 2004, certain information with respect to shares beneficially owned by (i) each person who is known by Actuate to be the beneficial owner of more than five percent of Actuate’s outstanding shares of Common Stock, (ii) each of Actuate’s directors, (iii) each of Actuate’s named executive officers and (iv) all directors and executive officers as a group.

	Shares Beneficially Owned (1)
Name and Address of Beneficial Owner	Number of Shares	Percentage of Total
Columbia Wanger Asset Management, L.P. (2) 227 West Monroe Street, Suite 3000 Chicago, IL 60606	7,206,500	11.7%

FMR Corp. (3) 82 Devonshire Street Boston, MA 02109	5,258,000	8.6%

T. Rowe Price Associates, Inc. (4) 100 East Pratt Street Baltimore, MD 21202	3,485,300	5.7%

Palo Alto Investors, LLC (5) 470 University Avenue Palo Alto, CA 94301	3,227,606	5.3%

Peter I. Cittadini (6)	4,094,394	6.4%
Nicolas C. Nierenberg (7)	2,174,541	3.5%
Daniel A. Gaudreau (8)	715,566	1.2%
Ilene M. Vogt (9)	698,487	1.1%
N. Nobby Akiha (10)	410,936	*
John Bow (11)	257,869	*
George B. Beitzel (12)	222,917	*
Kenneth E. Marshall (13)	165,208	*
Arthur A. Patterson (14)	1,596,365	2.6%
Steven D. Whiteman(15)	229,375	*
All current directors and executive officers as a group (11 persons) (16)	10,869,477	15.9%

*	Less than 1%

(1)	This table is based upon information supplied by executive officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission. Beneficial ownership has been determined in accordance with the rules of the Commission and includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. Applicable percentages are based on 61,370,138 shares outstanding on February 29, 2004, adjusted as required by rules promulgated by the Commission. Unless otherwise indicated, the business address of each beneficial owner listed is 701 Gateway Boulevard, South San Francisco, California, 94080.

(2)	Based on Schedule 13G/A filed with the Securities and Exchange Commission for the year ended December 31, 2003. Of such shares, Wellington Management Company, LLP has the shared power to vote or direct the vote of 5,382,670 shares.

(3)	Based on Schedule 13G filed with the Securities and Exchange Commission for the year ended December 31, 2003. Various persons have the right to receive the power to direct the receipt of dividends from, or the proceeds from the sale of, the Common Stock of Actuate Corporation. The interest of one person, FA Value Strategies Fund, an investment company registered under the Investment Company Act of 1940, in the Common Stock of Actuate Corporation, amounted to 3,975,000 shares of the total outstanding Common Stock.

(4)	Based on Schedule 13G filed with the Securities and Exchange Commission for the year ended December 31, 2003. These securities are owned by various individual and institutional investors to which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Of such shares, Price Associates has the sole power to vote or direct the vote of 823,500 shares.

(5)	Based on Schedule 13G filed with the Securities and Exchange Commission for the year ended December 31, 2003. William L. Edwards is the President of Palo Alto Investors LLC and has the sole power to vote or direct the vote of 63,578 shares.

(6)	Includes options exercisable into 2,845,594 shares of Common Stock within 60 days of February 29, 2004.

(7)	Includes options exercisable into 1,457,689 shares of Common Stock within 60 days of February 29, 2004.

(8)	Includes options exercisable into 685,112 shares of Common Stock within 60 days of February 29, 2004.

(9)	Includes options exercisable into 493,273 shares of Common Stock within 60 days of February 29, 2004.

(10)	Includes options exercisable into 404,167 shares of Common Stock within 60 days of February 29, 2004.

(11)	Includes options exercisable into 250,000 shares of Common Stock within 60 days of February 29, 2004.

(12)	Includes 15,000 shares held solely by Mr. Beitzel’s wife. Mr. Beitzel disclaims beneficial ownership in such shares. Also includes options exercisable into 192,917 shares of Common Stock within 60 days of February 29, 2004.

(13)	Represents options exercisable within 60 days of February 29, 2004.

(14)	Includes 40,000 shares held by Patterson Family Foundation, 345,960 shares held by Ellmore C. Patterson Partners, and 458,000 shares held by ACP Family Partnership. Mr. Patterson, a director of Actuate, is the general partner of Ellmore C. Patterson Partners, the general partner of ACP Family Partnership, and the trustee of Patterson Family Foundation. Mr. Patterson disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Also includes options exercisable into 109,375 shares of Common Stock within 60 days of February 29, 2004.

(15)	Represents options exercisable within 60 days of February 29, 2004.

(16)	Includes options exercisable into 7,077,877 shares of Common Stock within 60 days February 29, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of the Board of Directors, the executive officers of Actuate and persons who hold more than 10% of Actuate’s outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of Actuate’s Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports that Actuate received from such persons during 2003 for their transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for 2003, Actuate believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, directors and greater than 10% stockholders with the exception of a late Form 3 and Form 4 filed by Mark Coggins, Actuate’s Senior Vice President, Engineering.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary of Compensation

The following table sets forth information with respect to compensation for the three fiscal years ended December 31, 2003 paid by Actuate to Actuate’s Chief Executive Officer and Actuate’s four other highest paid executive officers whose total salary and bonus for 2003 exceeded $100,000 (collectively, the “named executive officers”).

			Annual Compensation							Long-Term Compensation Awards Number of Securities Underlying Options
Name and Principal Position	Year		Salary $		Bonus $		Other Annual Compensation $
Peter I. Cittadini President and Chief Executive Officer	2003 2002 2001		$ $ $	360,000 300,000 300,000	$ $ $	148,851 198,851 100,000	$ $ $	18,000 19,200 19,500	(1) (2) (1)	2,018,667 — 1,839,559	(7)

Daniel A. Gaudreau Senior Vice President, Finance and Administration and Chief Financial Officer	2003 2002 2001		$ $ $	240,000 200,000 200,000	$ $ $	148,851 198,851 100,000	$ $ $	19,536 19,361 18,000	(6) (3) (1)	481,621 — 581,465	(7)

Ilene M. Vogt Senior Vice President, Worldwide Operations	2003 2002 2001		$ $ $	200,000 188,964 175,000	$ $ $	111,750 111,750 93,868	$ $ $	18,000 18,000 20,115	(1) (1) (4)	279,273 — 500,000	(7)

John Bow Vice President, e.Business Application Partners	2003 2002 2001	(5)	$ $ $	160,000 160,000 40,000	$ $ $	76,800 76,800 30,000		— — —		— — 400,000

N. Nobby Akiha Vice President, Marketing	2003 2002 2001		$ $ $	200,000 190,000 190,000	$ $ $	45,722 30,687 31,588		— — —		350,000 — 100,000	(7)

(1)	Represents an automobile allowance.

(2)	Represents an automobile allowance of $18,000 and $1,200 in financial planning services.

(3)	Represents an automobile allowance of $18,000 and $1,361 in financial planning services.

(4)	Represents an automobile allowance of $18,000 and $2,115 in financial planning services.

(5)	Started employment on October 1, 2001.

(6)	Represents an automobile allowance of $18,000 and $1,536 for umbrella insurance policy.

(7)	Replacement option issued pursuant to Actuate 2002 Option Exchange Program.

The following table contains information concerning the stock option grants made to each of the named executive officers for 2003. No stock appreciation rights were granted to these individuals during such year.

Option Grants in Last Fiscal Year

	Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (12)
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal 2003		Exercise Price Per Share		Expiration Date
							5%		10%
Peter I. Cittadini	79,118(1) 600,000(2) 300,000(3) 1,000,000(4) 39,559(5)	0.6 5.1 2.5 8.5 0.3	% % % % %	$ $ $ $ $	1.49 1.49 1.49 1.49 1.49	1/11/10 1/11/10 1/1/11 4/16/11 4/16/11	$ $ $ $ $	46,675 353,964 205,560 720,581 28,505	$ $ $ $ $	108,360 821,757 489,407 1,730,564 68,459

Daniel A. Gaudreau	160,000(6) 40,156(7) 261,387(8) 20,078(5)	1.3 0.3 2.2 0.2	% % % %	$ $ $ $	1.49 1.49 1.49 1.49	9/8/09 1/11/10 1/1/11 4/16/01	$ $ $ $	89,066 23,690 179,103 14,468	$ $ $ $	205,057 54,997 426,416 34,746

Ilene M. Vogt	79,273(9) 200,000(10)	0.7 1.7	% %	$ $	1.49 1.49	9/8/09 1/1/11	$ $	44,128 137,040	$ $	101,597 326,272

N. Nobby Akiha	350,000(11)	3.0%			$1.49	5/25/10		$218,418		$511,694

(1)	This is a replacement grant issued in connection with Actuate’s 2002 Option Exchange Program. This grant assumes the vesting schedule of the underlying grant it replaced. The underlying grant was originally granted on January 12, 2000 and became fully exercisable after one year of service from the grant date. Accordingly, when the replacement grant was issued on March 2, 2003 all of these shares were exercisable.

(2)	This is a replacement grant issued in connection with Actuate’s 2002 Option Exchange Program. This grant assumes the vesting schedule of the underlying grant it replaced. The underlying grant was originally granted on January 12, 2000 and became exercisable as to 25% of the shares after one year of service with the remainder vesting in equal monthly installments for the following 36 months. Accordingly, when the replacement grant was issued on March 3, 2003, 462,500 shares were exercisable, with the remainder vesting at the rate of 12,500 per month.

(3)	This is a replacement grant issued in connection with Actuate’s 2002 Option Exchange Program. This grant assumes the vesting schedule of the underlying grant it replaced. The underlying grant was originally granted on January 2, 2001 and became exercisable as to 25% of the shares after one year of service with the remainder vesting in equal monthly installments for the following 36 months. Accordingly, when the replacement grant was issued on March 3, 2003, 162,500 shares were exercisable, with the remainder vesting at the rate of 6,250 per month.

(4)	This is a replacement grant issued in connection with Actuate’s 2002 Option Exchange Program. This grant assumes the vesting schedule of the underlying grant it replaced. The underlying grant was originally granted on April 17, 2001 and became exercisable as to 1/3 of the shares after one year of service with the remainder vesting in equal monthly installments for the following 24 months. Accordingly, when the replacement grant was issued on March 3, 2003, 611,111 shares were exercisable, with the remainder vesting at the rate of 27,777.78 per month.

(5)	This is a replacement grant issued in connection with Actuate’s 2002 Option Exchange Program. This grant assumes the vesting schedule of the underlying grant it replaced. The underlying grant was originally granted on April 17, 2001 and became fully exercisable after 6 months of service from the grant date. Accordingly, when the replacement grant was issued on March 3, 2003 all of these shares were exercisable.

(6)	This is a replacement grant issued in connection with Actuate’s 2002 Option Exchange Program. This grant assumes the vesting schedule of the underlying grant it replaced. The underlying grant was originally granted on September 9, 1999 and became exercisable as to 25% of the shares after one year of service with the remainder vesting in equal monthly installments for the following 36 months. Accordingly, when the replacement grant was issued on March 3, 2003, 136,666 shares were exercisable, with the remainder vesting at the rate of 3,333.33 per month.

(7)	This is a replacement grant issued in connection with Actuate’s 2002 Option Exchange Program. This grant assumes the vesting schedule of the underlying grant it replaced. The underlying grant was originally granted on January 12, 2000 and became fully exercisable after one year of service from the grant date. Accordingly, when the replacement grant was issued on March 3, 2003 all of these shares were exercisable.

(8)	This is a replacement grant issued in connection with Actuate’s 2002 Option Exchange Program. This grant assumes the vesting schedule of the underlying grant it replaced. The underlying grant was originally granted on January 2, 2001 and became exercisable as to 25% of the shares after one year of service with the remainder vesting in equal monthly installments for the following 36 months. Accordingly, when the replacement grant was issued on March 3, 2003, 141,584 shares were exercisable, with the remainder vesting at the rate of 5,445.56 per month.

(9)	This is a replacement grant issued in connection with Actuate’s 2002 Option Exchange Program. This grant assumes the vesting schedule of the underlying grant it replaced. The underlying grant originally consisted of 120,000 shares and was granted on September 9, 1999. It became exercisable as to 25% of the shares after one year of service with the remainder vesting in equal monthly installments for the following 36 months. Prior to the exchange Ms. Vogt exercised 40,727 shares. Accordingly, when the replacement grant was issued on March 3, 2003, 61,773 shares were exercisable, with the remainder vesting at the rate of 2,500 per month

(10)	This is a replacement grant issued in connection with Actuate’s 2002 Option Exchange Program. This grant assumes the vesting schedule of the underlying grant it replaced. The underlying grant was originally granted on January 2, 2001 and became exercisable as to 25% of the shares after one year of service with the remainder vesting in equal monthly installments for the following 36 months. Accordingly, when the replacement grant was issued on March 3, 2003, 108,333 shares were exercisable, with the remainder vesting at the rate of 4,166.67 per month.

(11)	This is a replacement grant issued in connection with Actuate’s 2002 Option Exchange Program. This grant assumes the vesting schedule of the underlying grant it replaced. The underlying grant originally consisted of 400,000 shares and was granted on May 26, 2000. It became exercisable as to 25% of the shares after one year of service with the remainder vesting in equal monthly installments for the following 36 months. Prior to the exchange Mr. Akiha exercised 50,000 shares. Accordingly, when the replacement grant was issued on March 3, 2003, 225,000 shares were exercisable, with the remainder vesting at the rate of 8,333.33 per month.

(12)	The potential realizable value is calculated based on the term of the option at the time of grant (ten years). Stock price appreciation and potential realizable values at 5% and 10% appreciation are calculated in accordance with Section 402 of Regulation S-K under the Securities Act of 1933, as amended, and do not represent Actuate’s prediction of its stock price performance.

The following table sets forth for each of the named executive officers the number of shares and value realized upon exercise of options during 2003 and the number and value of securities underlying unexercised options that are held by the named executive officers as of December 31, 2003.

Aggregate Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

Name	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003 (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Peter I. Cittadini	—	—	2,655,315	434,028	$3,742,585	$331,875
Daniel A. Gaudreau	—	—	654,955	191,667	$704,348	$87,751
Ilene Vogt	—	—	451,606	191,667	$364,672	$87,751
John Bow	—	—	216,666	183,334	—	—
N. Nobby Akiha	—	—	362,498	87,502	$499,498	$67,502

(1)	Based on the fair market value of Actuate’s Common Stock as of December 31, 2003 ($3.11 per share), less the exercise price payable for such shares.

10-YEAR OPTION/SAR REPRICINGS

The table below provides certain information concerning our executive officers who tendered eligible options in our 2002 Option Exchange program and the options that were cancelled pursuant to that program. Except for the 2002 Option Exchange program, Actuate has not implemented any other option repricing or option cancellation/re-grant program in which executive officers participated.

Name	Date	Number Of Securities Underlying Options/ SARs Repriced Or Amended (#) (1)	Market Price Of Stock At Time Of Repricing Or Amendment ($)		Exercise Price At Time Of Repricing Or Amendment ($)		New Exercise Price ($)		Length Of Original Option Term Remaining At Date Of Repricing Or Amendment
Peter I. Cittadini President and Chief Executive Officer	3/3/03 3/3/03 3/3/03 3/3/03 3/3/03	79,118 600,000 300,000 1,000,000 39,559	$ $ $ $ $	1.49 1.49 1.49 1.49 1.49	$ $ $ $ $	19.28 19.28 15.31 8.10 8.10	$ $ $ $ $	1.49 1.49 1.49 1.49 1.49	exp. 1/11/10 exp. 1/11/10 exp. 1/1/11 exp. 4/16/11 exp. 4/16/11

Daniel A. Gaudreau Senior Vice President, Finance and Administration, and Chief Financial Officer	3/3/03 3/3/03 3/3/03 3/3/03	160,000 40,156 261,387 20,078	$ $ $ $	1.49 1.49 1.49 1.49	$ $ $ $	7.59 19.28 15.31 8.10	$ $ $ $	1.49 1.49 1.49 1.49	exp. 9/8/09 exp. 1/11/10 exp. 1/1/11 exp. 4/16/01

Ilene M. Vogt Senior Vice President, Worldwide Operations	3/3/03 3/3/03	79,273 200,000	$ $	1.49 1.49	$ $	7.59 15.31	$ $	1.49 1.49	exp. 9/8/09 exp. 1/1/11

N. Nobby Akiha Vice President, Marketing	3/3/03	350,000		$1.49		$10.53		$1.49	exp. 5/25/10

(1)	Each option was cancelled in exchange for the grant of a new option six months and one day following the date of cancellation, at an exchange ratio of one cancelled option share for one new option share. The new options vest in accordance with the same vesting schedule measured from the same vesting commencement date that was in effect for the cancelled option.

EQUITY COMPENSATION PLAN INFORMATION

This table summarizes information about our equity compensation plans as of December 31, 2003. All outstanding awards relate to our Common Stock.

Plan category	Number of securities to be issued upon exercise of options	Weighted average exercise price of outstanding options	Number of available securities remaining for future issuance
Equity compensation plans approved by stockholders(1)	17,291,459	$2.95	7,954,593	(3)
Equity compensation plans not approved by stockholders(2)	1,950,740	$1.96	473,851

Total	19,242,199	$2.85	8,428,444

(1)	Consists of five plans: our 1998 Equity Incentive Plan, Tidestone 1998 Incentive Stock Option Plan, Tidestone Non-Qualified Stock Option Plan of 1999, 1998 Non-Employee Directors Option Plan and the 1998 Employee Stock Purchase Plan.

(2)	Consists of one plan: our 2001 Supplemental Stock Plan. See Note 9 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K.

(3)	Includes shares available for future issuance under the 1998 Employee Stock Purchase Plan (the “ESPP”) and the 1998 Equity Incentive Plan (the “1998 Plan”). As of December 31, 2003, an aggregate of 155 shares of common stock were available for issuance under the ESPP and 7,954,438 shares of common stock were available for issuance under the 1998 Plan. The number of shares of common stock available for issuance under the ESPP automatically increases on January 1st each calendar year by 600,000 shares. The number of shares of common stock available for issuance under the 1998 Plan automatically increases on January 1st each calendar year by an amount equal to the lesser of (i) 5% of Actuate’s outstanding shares of common stock as of December 31 of the immediately preceding calendar year or (ii) 2,800,000 shares.

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL AND SEVERANCE ARRANGEMENTS

Under the 1998 Equity Incentive Plan, upon a Change in Control, an award will become fully vested as to all shares subject to such award if such award is not assumed by the surviving corporation or its parent and the surviving corporation or its parent does not substitute such award with another award of substantially the same terms. In the event of an involuntary termination of a participant within 12 months following a Change in Control, the vesting of an award will accelerate in full.

A Change in Control includes (i) a merger or consolidation after which Actuate’s then current stockholders own less than 50% of the surviving corporation, (ii) sale of all or substantially all of the assets of Actuate, (ii) a proxy contest that results in replacement of more than one-third of the directors over a 24-month period or (iv) acquisition of 50% or more of Actuate’s outstanding stock by a person other than a trustee of any of Actuate’s employee benefit plans or a corporation owned by the stockholders of Actuate in substantially the same proportions as their stock ownership in Actuate.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee currently consists of Messrs. Beitzel and Whiteman. Neither of these individuals was at any time during 2003, or at any other time, an officer or employee of Actuate. No executive officer of Actuate serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of Actuate’s Board of Directors or Compensation Committee.

COMPENSATION COMMITTEE REPORT

Overview    The Compensation Committee of Actuate’s Board of Directors assists the Board in fulfilling its responsibilities related to the compensation of Actuate’s executive officers. The Compensation Committee also exercises the authority of the Board with respect to Actuate’s equity-based and other incentive compensation plans.

General Compensation Policy    The Compensation Committee’s policy is to provide Actuate’s executive officers with compensation opportunities which are based upon their personal performance, the financial performance of the company and their contributions to that performance and which are competitive enough to attract and retain highly skilled individuals. Each executive officer’s compensation package is comprised of three elements: (i) base salary that is competitive with the market and reflects individual performance, (ii) annual variable performance awards payable in cash and tied to company performance goals and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and Actuate’s stockholders.

Annual Base Salary for Executive Officers    In setting base salaries, the Compensation Committee identified a group of companies for comparative compensation purposes for which it reviewed detailed compensation data incorporated into their proxy statements. The base salary for each officer reflects the salary levels for comparable positions in the comparative group of companies, as well as the individual’s personal performance and internal salary alignment considerations. Each executive officer’s base salary is adjusted each year on the basis of (i) the Compensation Committee’s evaluation of the officer’s personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. Actuate’s performance may also be a factor in determining the base salaries of executive officers.

Annual Cash Bonuses for Executive Officers    Actuate’s cash bonus program seeks to motivate executives to work effectively to achieve Actuate’s corporate goals. The corporate goals set for the 2003 bonus for Mr. Gaudreau were based on the achievement of certain annual revenue goals. The corporate goals set for Mr. Akiha were based on the achievement of certain quarterly revenue goals. Actual bonuses paid to Messrs. Gaudreau and Akiha reflect Actuate’s level of achievement of such goals. The cash bonus for Ms. Vogt and Mr. Bow are each based on a sales commission plan. The actual bonuses paid to Ms. Vogt and Mr. Bow reflect the achievement of goals set forth in such plans.

Long-Term Equity Compensation    During 2003, other than the replacement grants made in connection with the 2002 Option Exchange Program, the Board did not make any option grants to Actuate’s executive officers. Generally, a significant grant is made in the year that an executive officer commences employment. Thereafter, option grants may be made at varying times and in varying amounts based on the recommendation of the Compensation Committee and in the discretion of the Board of Directors. Generally, the size of each grant is set at a level that the Compensation Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual’s position with Actuate, the individual’s potential for future responsibility and promotion, the individual’s performance in the recent period and the number and value of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors will vary from individual to individual at the Compensation Committee’s discretion. Typically, Actuate’s executive officers receive a yearly option grant based on such factors.

Each grant allows the executive officer to acquire shares of Actuate’s Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time. Options typically vest in installments over a four year period, contingent upon the executive officer’s continued employment with Actuate. The vesting schedule and the number of option shares granted are established to ensure a meaningful incentive in each year following the year of grant. Accordingly, the option will provide a return to the executive officer only if he or she remains in Actuate’s employ, and then only if the market price of Actuate’s Common Stock appreciates over the option term.

Chief Executive Officer    In setting the total compensation payable to Actuate’s Chief Executive Officer for the 2003 fiscal year, the Compensation Committee sought to make that compensation competitive with the compensation paid to the chief executive officer of the companies in the surveyed group, while at the same time assuring that a significant percentage of compensation was tied to Actuate’s performance.

The Compensation Committee adjusted Mr. Cittadini’s base salary for the 2003 fiscal year in recognition of his personal performance and with the objective of maintaining his base salary at a competitive level when compared with the base salary levels in effect for similarly situated chief executive officers.

The cash bonus portion of the Mr. Cittadini’s 2003 compensation was based on the achievement of certain annual revenue goals that were established at the beginning of 2003. The actual bonus paid to Mr. Cittadini reflects Actuate’s level of accomplishment of such goals.

Tax Limitation    Under the Federal tax laws, a publicly-held company such as Actuate will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. The limitation applies only to compensation which is not considered to be performance based. Non-performance based compensation paid to Actuate’s executive officers for the 2003 year did not exceed the $1.0 million limit per officer and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to the company’s executive officers for the 2004 year will exceed that limit. To qualify for an exemption from the $1.0 million deduction limitation, the stockholders approved a limitation under Actuate’s 1998 Equity Incentive Plan on the maximum number of shares of Common Stock for which any one participant may be granted stock options per calendar year. Because this limitation was adopted, any compensation deemed paid to an executive officer when he exercises an outstanding option under the 1998 Equity Incentive Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1.0 million limitation. Because it is unlikely that the cash compensation payable to any of Actuate’s executive officers in the foreseeable future will approach the $1.0 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to Actuate’s executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1.0 million level.

2001 and 2002 Option Exchange Programs    The Compensation Committee has consistently viewed stock options as a key element of employee compensation and believes that stock options make it possible to attract highly qualified new employees and to retain existing employees. The Company has been able to maintain the cash compensation of its employees at lower levels because of its reliance on stock options as a compensation mechanism. Stock options are effective in attracting and retaining employees and enhancing employee morale only if they offer a reasonable prospect of gain. The market price of the Company’s Common Stock had for an extended period of time been lower than the exercise price of many of its outstanding stock options. The absence of any gain under the Company’s stock options had had an adverse impact on employee morale and the Company’s ability to motivate and retain valued employees. The Compensation Committee deemed it advisable to offer all employees holding options to acquire the Company’s Common Stock the opportunity to surrender those options for new options to acquire the Company’s Common Stock substantially in accordance with the terms and conditions set forth below.

On May 1, 2001 our board of directors approved a voluntary stock option exchange program (the “2001 Option Exchange Program”) whereby eligible employees could exchange their outstanding options with an exercise price per share of $15.00 or more for a new option issued on December 3, 2001, with terms and conditions substantially similar to those of the cancelled options. Members of our board of directors and officers where not eligible to participate in the 2001 Option Exchange Program. 2,230,550 shares were exchanged on June 1, 2001 under the 2001 Option Exchange Program and the exercise price of the new options granted on December 3, 2001 was $4.41 per share.

On July 25, 2002, our board of directors approved a voluntary stock option exchange program (“2002 Option Exchange Program) to address the continuing substantial loss in value of the outstanding stock options held by the Actuate employees and the increasing inability of those options to serve as a meaningful incentive for optionees to remain in the company’s employ. Employees were given the opportunity, if they so choose, to cancel outstanding stock options previously granted to them that were priced at $5.00 and above in exchange for an equal number of new options. Employees choosing to participate in this exchange were required to cancel all options granted in the past six months, even if such options were granted at or below $5.00 per share. The new options were granted no sooner than six months and one day following the date of cancellation of the original options with the exercise price equaling the fair market value at the date of the new grant. The new options have the same vesting schedule as the cancelled options. All employees of the Company were eligible to participate in this program. The total number of shares cancelled on August 30, 2002 under this 2002 Option Exchange Program was 10,053,821. The average price per share of the options cancelled was $13.82 and the new option price for options granted on March 3, 2003 under the 2002 Option Exchange Program was $1.49 per share.

Both the 2001 and 2002 Option Exchange Programs were organized to comply with Financial Accounting Standard Board Interpretation No. 44 “Accounting for Certain Transactions Involving Stock Compensation.”

In order to assure that the 2001 and 2002 Option Exchange Programs would serve the primary purposes of assuring the continued service of key employees and helping to create shareholder value, the Compensation Committee imposed several limitations. First, no participant was eligible to receive a replacement option for his or her cancelled option unless that individual continued in Actuate’s employ until the grant date of the replacement option, which occurred more than six months after the cancellation date. To assure that the replacement option would not be treated as a variable award for financial accounting purposes, which would otherwise have a negative impact upon the Company’s earnings, no replacement option was granted within six months and a day after the cancellation of the option submitted for exchange. As a result, each participant in the program had to remain in the Company’s employ until the end of that period in order to receive the replacement option. In addition, each replacement option will vest in accordance with the same vesting schedule as was in effect for the cancelled option it replaces. As a result, the optionee will only have the opportunity to acquire all the shares subject to the replacement option if he or she remains in the Company’s employ through the end of that vesting period.

As a result of the deferred grant date for the replacement options and the continuation of the existing vesting schedules for those options, the Compensation Committee believed that this component of the 2001 and 2002 Option Exchange Programs strikes an appropriate balance between the interests of Actuate’s employees and those of the stockholders. The replacement options will provide an opportunity for employees essential to Actuate’s long-term financial success to restore value to the equity component of their compensation package. However, those individuals will enjoy the benefits of their replacement options only if they in fact remain inActuate’s employ and contribute to the company’s financial success in a manner that creates stockholder value in the form of increases to the market value of Actuate’s common stock.

COMPENSATION COMMITTEE

George B. Beitzel, Chairman

Steven D. Whiteman

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to Actuate’s audited financial statements for the fiscal year ended December 31, 2003.

The purpose of the Audit Committee is to assist the Board of Directors in its oversight of Actuate’s financial reporting, internal controls and audit functions. The Audit Committee Charter describes in greater detail the full duties and responsibilities of the Audit Committee. The Audit Committee Charter is attached to this proxy statement as Attachment A.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and Ernst & Young LLP, Actuate’s independent auditors. Actuate management is responsible for financial reporting processes, the preparation of financial statements in accordance with generally accepted accounting principles and a system of internal controls and processes designed to help ensure compliance with applicable accounting standards. Ernst & Young LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

During 2003, the Audit Committee held 11 meetings. The meetings were conducted to permit open communication among the members of the Audit Committee, Ernst & Young LLP and Actuate management. Among other things, the Audit Committee discussed with Ernst & Young LLP the plans and scope of their audit. The Audit Committee met with Ernst & Young LLP with and without management present to discuss the results of their work and their opinions and recommendations with respect to Actuate’s internal controls and processes. The Audit Committee has also reviewed and approved the fees paid to Ernst & Young LLP for audit and non-audit services.

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement of Auditing Standards No. 61 Communication with Audit Committees which includes, among other items, matters related to the conduct of the audit of Actuate’s financial statements. The Audit Committee has also received written disclosures and a letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 which relates to the accountant’s independence from Actuate, and has discussed with Ernst & Young LLP their independence from Actuate.

Based on the review and discussions referred to above, the Audit Committee recommended to Actuate’s Board of Directors that the audited financial statements be included in Actuate’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

AUDIT COMMITTEE

Steven D. Whiteman, Chairman

George B. Beitzel

Kenneth E. Marshall

Arthur C. Patterson

STOCK PERFORMANCE GRAPH

The graph set forth below compares the cumulative total stockholder return on Actuate’s Common Stock between December 31, 1998 and December 31, 2003 with the cumulative total return of (i) the Nasdaq Stock Market (U.S.) Index and (ii) the RDG Software Composite Index, over the same period. This graph assumes the investment of $100.00 on December 31, 1998 in Actuate’s Common Stock, the Nasdaq Stock Market (U.S.) Index and the RDG Software Composite Index, and assumes the reinvestment of dividends, if any.

Comparison of Cumulative Total Return on Investment Since December 31, 1998

Actuate’s closing stock price on December 31, 1998 was $4.94 per share. The closing stock price on December 31, 2003 was $3.11 per share. These share prices are adjusted to reflect the two-for-one stock split effected by Actuate on December 2, 1999 and the two-for-one stock split effected by Actuate on August 7, 2000.

The comparisons shown in the graph are based upon historical data. Actuate cautions that the stock price performance shown in the preceding graph is not indicative of, nor intended to forecast, the potential future performance of Actuate’s Common Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Nierenberg, Actuate’s Chairman of the Board and Chief Architect, is a Director for Databeacon Inc. During 2003, pursuant to a software license agreement whereby Actuate has the right to use, market and sublicense Databeacon software, Actuate paid Databeacon $348,435 in license and services fees.

During 2003, Actuate paid SkyFarm LLC $235,060 for transportation services. Mr. Nierenberg, Actuate’s Chairman of the Board and Chief Architect, is the General Partner of SkyFarm LLC.

Actuate’s Bylaws provide that Actuate shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law.

Actuate has entered into indemnification agreements with its directors containing provisions that may require Actuate, among other things, to indemnify such directors against certain liabilities that may arise by reason of their status or service as directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Actuate also maintains insurance policies covering officers and directors under which the insurers agree to pay, subject to certain exclusions, for any claim made against the directors and officers of Actuate for a wrongful act that they may become legally obligated to pay for or for which Actuate is required to indemnify the officers or directors.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

Stockholder proposals that are intended to be presented at the annual meeting of stockholders to be held in calendar year 2005 must be received by December 17, 2004 in order to be included in the proxy statement and proxy relating to that meeting. Stockholder proposals should be addressed to William Garvey, General Counsel and Secretary, Actuate Corporation, 701 Gateway Boulevard, South San Francisco, California 94080.

In addition, the proxy solicited by the Board of Directors for the 2005 annual meeting of stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless Actuate is provided with notice of such proposal no later than March 2, 2005.

OTHER MATTERS

The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

Actuate will mail without charge, upon written request, a copy of Actuate’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, excluding exhibits. Requests should be sent to Actuate Corporation, 701 Gateway Boulevard, South San Francisco, California 94080, Attn: Investor Relations. The Annual Report can also be viewed on our website at www.actuate.com.

By Order of the Board of Directors,

Nicolas C. Nierenberg

Chairman of the Board

and Chief Architect

South San Francisco, California

April 16, 2004

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

Attachment A

Actuate Corporation

Audit Committee Charter

Organization

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and recommend any proposed changes, if any, to the board of directors. The committee shall be members of, and appointed by, the board of directors and shall consist of at least three directors. Each member of the committee shall be free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment and shall meet the independence requirements under Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”). In addition, the members shall meet the independence requirements of Nasdaq’s listing standards. All committee members shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member shall have accounting or related financial management experience or background which results in the individual’s financial sophistication. In addition, to the extent possible, at least one member shall be an “audit committee financial expert,” as defined by the rules and regulations of the Commission.

Purpose

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to: the integrity of the Company’s financial statements; the accounting and financial reporting process; the systems of internal accounting and financial controls; the performance of the Company’s internal audit function and independent auditors; the independent auditor’s qualifications and independence; and the Company’s compliance with ethics policies and legal and regulatory requirements. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors, and management of the Company.

In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention within its purpose and duties. The committee shall have full access to all books, records, facilities, and personnel of the Company and the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties and the Company shall provide appropriate funding for the committee to retain such advisors.

Duties and Responsibilities

The primary responsibility of the committee is to oversee the Company’s financial reporting process on behalf of the board and report the results of their activities to the board. While the committee has the responsibilities and powers set forth in this Charter, it is not the duty of the committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles (“GAAP”). Management is responsible for determining that the Company’s financial statements are complete and accurate and in accordance with GAAP and for ensuring that the Company has effective internal controls. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

The committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior. The following shall be the principal duties and responsibilities of the audit committee. These are set forth as a guide with the understanding that the committee may supplement them as appropriate.

The committee shall have direct responsibility for the appointment and termination (subject, if applicable, to stockholder ratification), compensation, and oversight of the work of the independent auditors, including resolution of disagreements between management and the auditor regarding financial reporting, as set forth in Section 10A(m)(3). The independent auditors shall report directly to the committee. The Company shall provide for appropriate funding, as determined by the committee, for payment to the independent auditors.

The committee shall pre-approve all audit and permitted non-audit services provided by the independent auditors, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act. The committee may delegate pre-approval authority to a member of the audit committee in accordance with Section 10A(i)(3) of the Exchange Act. The decisions of any committee member to whom pre-approval authority is delegated must be presented to the full committee at its next scheduled meeting.

At least annually, the committee shall evaluate the effectiveness and objectivity of the Company’s independent auditors.

At least annually, the committee shall obtain and review a report by the independent auditors describing:

•	The auditor’s internal quality control procedures.

•	Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

•	All relationships between the independent auditor and the Company (to assess the auditor’s independence).

In addition, the committee shall set clear hiring policies for employees or former employees of the independent auditors that meet the rules and regulations of the Commission and Nasdaq listing standards.

The committee shall discuss with the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs.

The committee shall meet separately periodically with each of management, the internal auditors, and the independent auditors to discuss issues and concerns warranting committee attention. The committee shall provide sufficient opportunity for the independent auditors to meet privately with the members of the committee. The committee shall review with the independent auditor any audit problems or difficulties and management’s response.

The committee shall receive regular reports from the independent auditor on the critical accounting policies, practices and judgements of the Company, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

The committee shall review management’s assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors’ report on management’s assertion.

The committee shall review earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

The committee shall review and discuss with management and independent auditors the annual audited financial statements to be included in the Company’s annual report on Form 10-K, the quarterly financial statements to be included in the Company’s Form 10-Qs, the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and any other financial disclosures to be included in filings with the Commission prior to their release. Discussion should include, where appropriate, a discussion concerning the Corporation’s accounting principles, critical accounting estimates, financial statement presentation, significant financial reporting issues and judgments (including off-balance sheet structures and the use of pro forma or non-GAAP financial information), the adequacy of the Company’s internal controls, and any regulatory and accounting initiatives, correspondence with regulators, or published reports that raise material issues with respect to, or that could have a significant effect on, the Company’s financial statements. The committee shall also provide the independent auditors with an opportunity to communicate any matters required to be disclosed to the committee under GAAP.

The committee shall recommend to the board of directors whether the audited financial statements should be included in the Company’s Form 10-K

The committee shall establish procedures for the receipt, retention, and treatment of complaints received by the issuer regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters.

The committee shall receive corporate attorneys’ reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

The committee shall prepare its report to be included in the Company’s annual proxy statement, as required by the rules and regulations of the Commission.

The committee shall establish a procedure in the approval of all related party transactions involving executive officers and directors.

The committee shall perform an evaluation of its performance at least annually.

DETACH HERE ZATNC2

PROXY

ACTUATE CORPORATION

701 Gateway Boulevard South San Francisco, CA 94080

This Proxy is Solicited on Behalf of the Board of Directors of Actuate Corporation for the Annual Meeting of Stockholders to be held May 26, 2004

The undersigned holder of Common Stock, par value $0.001, of Actuate Corporation ( the “Company”) hereby appoints Peter I. Cittadini and Daniel A. Gaudreau, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 26, 2004 at 9:00 a.m., local time, at the Company’s principal executive offices located at 701 Gateway Boulevard, South San Francisco, California, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

SEE REVERSE SIDE

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

SEE REVERSE SIDE

C/O EQUISERVE TRUST COMPANY N.A. P.O. BOX 8694 EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet

Log on to the Internet and go to http://www.eproxyvote.com/actu

OR

Vote-by-Telephone

Call toll-free

1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE

ZATNC1

Please mark X votes as in this example.

#ATN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS AND “FOR” PROPOSAL 2.

1. To elect the following directors to serve for a term ending upon the 2005 Annual Meeting of Stockholders or until their successors are elected and qualified:

Nominees:

(01) George B. Beitzel, (02) Peter I. Cittadini,

(03) Kenneth E. Marshall, (04) Nicolas C. Nierenberg, (05) Arthur C. Patterson, and (06) Steven D. Whiteman.

FOR ALL NOMINEES

WITHHELD FROM ALL NOMINEES

For all nominees except as noted above

FOR AGAINST ABSTAIN

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE.

Signature: Date: Signature: Date: